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                            EXHIBITS 5.1 AND 23.1

                    OPINION OF FRIED, BIRD & CRUMPACKER, P.C.
                       REGARDING LEGALITY OF COMMON STOCK

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                                     [LETTERHEAD]

                                    August 1, 1997

North County Bancorp
444 South Escondido Boulevard
Escondido, California 92025

           Re:  Form S-8 Registration Statement for
                the North County Bancorp 1997
                Stock Option Plan
                ------------------------------------
Dear Sirs:

      We have acted as counsel for North County Bancorp, a California corporation (the "Company"), in connection with the offer and sale of an aggregate of up to 540,000 shares of the Company's Common Stock, no par value (collectively, the "Shares"), to certain key employees and directors of the Company and its subsidiaries pursuant to the terms and conditions of the above-referenced Stock Option Plan (the "Plan").

      We have examined and relied upon such documents, records and matters of law as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, Minutes of the proceedings of directors of the Company, the Plan and related forms and agreements, and the above-referenced Registration Statement. We have made no independent investigation into any of the factual matters relevant to our opinion and have relied solely on the representations as to the such matters made by responsible officers of the Company.

      Based on the foregoing, it is our opinion that the Shares issuable upon exercise of stock options granted under the Plan have been duly authorized, and, when issued in accordance with the provisions of the Plan, the individual option agreements and the Registration Statement, against payment of the consideration provided therefor, the Shares will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Form S-8 Registration Statement being filed by the Company to maintain registration of the Shares under the Securities Act of 1933, as amended, and to the reference to this firm under the heading "Legal Matters" in the Reoffer Prospectus and under the heading "Federal Income Tax Status of Options" in the Section 10(a) Prospectus, both of which form a part of such Registration Statement.

                                  Very truly yours,


                                  Fried, Bird & Crumpacker, P.C.




                                  EXHIBIT 5.1